UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                  Amendment #1

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 10, 2012


                               GLOBAL STEVIA CORP.
             (Exact name of registrant as specified in its charter)

           Nevada                     000-54522                   27-1833279
(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)

                         Office No. 68, Truong Chinh St.
                                 Hanoi, Vietnam
               (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code (84) 966015062


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

Global Stevia Corp. ("we", "us", "our") filed an original Current Report on Form 8-K, or Super 8-K, announcing our entry into the stevia production and distribution industry as well as the execution of two agreements with Stevia Global Trading Joint Stock Company on July 13, 2012 (the "Original Report") . It was our belief that due to the execution of such agreements, as well as the consequent increase in our operations that we were no longer a "shell company" as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act. However, we have recently been advised that despite the transactions described in the Original Report, our company still meets the Securities and Exchange Commission's interpretation of the referenced definition. Consequently we are hereby amending the Original Report to disclose that we are still a "shell company" as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act, and should be treated as such. This Current Report on Form 8-K serves to amend the disclosure under
Item 5.06 only. The rest of the Current Report remains unchanged.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Despite the consummation of the transactions described in Item 1.01 of the Original Report, we believe that we are still a "shell company", as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2012       GLOBAL STEVIA CORP.


                             By: /s/ Matthew Christopherson
                                 -----------------------------------------------
                                 Matthew Christopherson
                                 President, Chief Executive Officer and Director

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